Exhibit 99.3

For Immediate Release

Contacts:

Eric S. Bruner TSYS Media Relations +1.706.644.8457 ebruner@tsys.com	Cathy Corby Parker Vital Processing Services +1.480.333.7438 cathy.corby@vitalps.com	Leo S. Berard TSYS Investor Relations +1.706.649.5220 leoberard@synovus.com

TSYS To Acquire Full Ownership of Vital Processing Services
Offers End-to-End Processing Services for Merchant Acquirers and Issuers

Columbus, Ga., and Tempe, Ariz., Jan. 18, 2005 — TSYS has signed an agreement to purchase the 50-percent equity stake that Visa U.S.A. holds in Vital Processing Services. Following the closing of the transaction, Vital will become a wholly-owned subsidiary of TSYS.

         The purchase of the remaining 50% interest in Vital provides TSYS greater synergies for its clients that service merchants who accept cards as payments and issue credit to their customers. Vital is the second-largest processor of merchant accounts in the United States, serving more than one million merchant locations.

        Formed in 1996 as a joint venture between Visa U.S.A. and TSYS, Vital specializes in attractive, cost-effective, turn-key alternatives for acquirers that outsource their merchant business. Beverly Wells will remain the president, a position she has held since 2003.

        "We are delighted about the addition of Vital to the TSYS team. We've had a great partnership with Visa U.S.A. over the past 8 years and appreciate their support and encouragement. TSYS' ownership of Vital affords us many more opportunities on both the merchant and issuer side of the business in both the U.S. and abroad, " says Philip W. Tomlinson, chief executive officer of TSYS.

        "We know Vital well and are thrilled with the entire team led by Beverly Wells. Bev is a great leader with a strong vision for the future of Vital. Vital is focused on delivering great product innovation and value. Our goal is to be the 'gold standard' in the merchant and card issuing industries," Tomlinson says.

        The transaction is subject to customary closing conditions, including regulatory approval. The transaction is expected to close in the first quarter of 2005.

        Questions regarding this announcement will be addressed in TSYS' quarterly conference call at 8:00 a.m. EST, January 19, 2005. The conference call can be accessed at www.tsys.com by clicking on the "Conference Call" icon on the homepage. The replay will be available approximately 30 minutes after the completion of the call.

About Vital Processing Services

        Vital Processing Services (Vital) is a leader in technology-based commerce-enabling services. Vital delivers comprehensive, end-to-end payment solutions to acquirers and their merchants to reliably process millions of credit, debit and other card transactions every day. From authorizing and capturing electronic payments at the point-of-sale to clearing and settling merchant transactions, merchant terminal management and information services, Vital enables acquirers to efficiently manage their payment-processing businesses. Vital is the only pure acquirer processor in the industry, with a focus on partnering, not competing, to help acquirers manage and grow their merchant portfolios. Vital is a joint venture company of Visa U.S.A.® and TSYS®. Additional information regarding Vital can be found at www.vitalps.com.

About TSYS

        TSYS (NYSE: TSS) brings integrity and innovation to the world of electronic payment services as the integral link between buyers and sellers in this rapidly evolving universe. Synovus (NYSE: SNV) owns an 81.1-percent interest in TSYS (www.tsys.com). For more information, contact news@tsys.com.

This press release contains statements that constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding TSYS' expectation that the closing of the Vital transaction will take place in the first quarter of 2005. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statments in this press release and which are beyond TSYS' ability to control or predict include the failure of Visa and/or TSYS to satisfy all closing conditions and obtain regulatory approval in order for the transaction to close in the first quarter of 2005. We believe that these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations.